UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 20, 2007

WORLD HEART CORPORATION

(Exact name of registrant as specified in charter)

Canada	000-28882	52-2247240
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

7799 Pardee Lane, Oakland CA		94621
(Address of principal executive offices)		(Zip Code)

(510) 563-5000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 20, 2007, World Heart, Inc., a wholly-owned subsidiary of World Heart Corporation (referred to collectively as the “Company”), entered into a Compromise Agreement and an executory Standard Industrial/Commercial Single Tenant Lease Agreement (the “New Lease”) with Oakport Associates, a California limited partnership (the “Lessor”) with respect to the Company’s headquarters and manufacturing facilities in Oakland, California (the “Premises”).  The Company’s prior lease agreement (the “Prior Lease”) with respect to the Premises expired by its own terms on April 30, 2007, and the Company has been negotiating with the Lessor the terms of certain restoration obligations with respect to the Premises under the Prior Lease, as well as the terms of the New Lease.

Pursuant to the terms of the Compromise Agreement, the Company will continue to lease the Premises under substantially similar terms as the Prior Lease, except on a month-to-month basis at a base rent of $41,572 per month, until it performs agreed-upon restoration work on one of the two buildings it occupied under the Prior Lease, which work it must complete by January 30, 2008, subject to certain extensions due to events outside of the Company’s control.  If such restoration work is completed in a timely and satisfactory manner, the New Lease will become effective with respect to the one remaining building that the Company will continue to occupy.  Any restoration obligations with respect to this remaining building are being satisfied by the Lessor drawing down on the Letter of Credit in the amount of $750,000 which has been in place in connection with the Premises under the Prior Lease.

The New Lease will be for a term of three years and a base rent of $20,000 per month in year one, $21,000 per month in year two and $22,000 per month in year three. In addition, the Lessor agreed to apply $100,000 of a $150,000 security deposit under the Prior Lease towards the security deposit under the New Lease and to return the balance, plus all accrued interest, to the Company.  If the New Lease becomes effective as planned, the parties will mutually release each other from all claims under the Prior Lease, including without limitation any further restoration obligations on behalf of the Company.  If the Company is unable to fulfill its obligations under the Compromise Agreement, it will be deemed a holdover tenant and, among other obligations, will be subject to the holdover rent payments in the amount of 150% of the base rent under the terms of the Prior Lease.

In addition to historical information, this Current Report on Form 8-K contains “forward-looking statements.” These statements involve risks and uncertainties that could cause the Company’s actual results to differ materially from the future results expressed or implied by the forward-looking statements. All statements other than statements of historical facts included in this Current Report on Form 8-K, including statements regarding the Company’s rights and obligations under the New Lease are forward-looking. A more thorough discussion of certain factors which may affect the Company’s operating results is included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006 and Quarterly Report on Form 10-QSB for the quarter ended March 31, 2007, which are on file with the SEC and available at the SEC’s website www.sec.gov.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 26, 2007

WORLD HEART CORPORATION

	By:	/s/ A. Richard Juelis

	Name:	A. Richard Juelis
	Title:	Vice President, Finance and Chief Financial Officer

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